EXHIBIT 16.1

Grant Thornton
[letterhead]

April 15, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           ISCO International, Inc.
File No. 001-22302

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of ISCO International, Inc. dated April 15, 2009, and agree with the statements concerning our Firm contained within Item 4.01(a).  We have no basis to agree or disagree with the information in Item 4.01(b).

Very truly yours,

/s/ Grant Thornton LLP